Exhibit 5.1

June 4, 2020

VIA ELECTRONIC MAIL

Ameri Holdings, Inc.

4080 McGinnis Ferry Road, Suite 1306

Alpharetta, Georgia 30005

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Ameri Holdings, Inc., a Delaware corporation (the “Company”), of 862,500 shares (the “Shares”) of common stock of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-233260), which was initially filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2019, under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated June 2, 2020, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (together with the Base Prospectus, the “Prospectus”). The offer and sale of the Shares are being made pursuant to the Securities Purchase Agreement between the Company and the purchaser identified on the signature pages thereto, dated June 2, 2020 (the “Purchase Agreement”), as described in the Registration Statement and the Prospectus.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a. the Registration Statement, including the prospectus contained therein and all exhibits thereto;

b. the Prospectus;

c. the Certificate of Incorporation of the Company, as amended and presently in effect (the “Charter”);

d. the Bylaws of the Company, as presently in effect (the “Bylaws”);

e. certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares; and

f. the Purchase Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each of the Charter and the Bylaws, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares, when sold and issued against payment therefor in accordance with the terms of the Purchase Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

The opinion which we render herein is limited to those matters governed by the General Corporation Law of the State of Delaware (the “DGCL”) as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, dated June 4, 2020, which is incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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